UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

_________________

IRWIN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation)	0-6835 (Commission File Number)	35-1286807 (I.R.S. Employer Identification No.)

500 Washington Street

Columbus, Indiana 47201

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (812) 376-1909

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On May 10, 2007, the Board of Directors (the "Board") of Irwin Financial Corporation (the "Corporation") approved amendments to the Corporation's 2001 Stock Plan (the "Plan"). The amendments provide for:

  certain mechanics related to the use and establishment by the Board's Compensation Committee (the "Committee") of performance criteria or standards with respect to awards of restricted stock granted by it from time to time, as previously contemplated by the Plan, the ability of restricted stock award agreements to specify, at the discretion of the Committee, that any cash dividends or distributions made in respect of shares covered by restricted stock awards will be subject to the same restrictions as the shares themselves, in which case the dividends or distributions will accumulate during the period of restriction and be paid or forfeited when the underlying shares vest or are forfeited, a clarification that one of the criteria or standards that may be established by the Committee from time to time with respect to awards of restricted stock includes "risk management assessments."

A copy of the Plan containing these amendments is attached as Exhibit 99.1.

     The Board also approved the recommendation of the Committee to award an aggregate of 15,671 shares of performance-based restricted stock and options for an aggregate of 68,600 shares of common stock to the Corporation's named executive officers other than its Chairman and CEO, Mr. Will Miller (the "Named Executive Officers"). The following table sets forth the amounts of such awards.

Executive Officer	Title	Option Grant	Restricted Stock Award
Thomas D. Washburn	Executive Vice President	26,200	7,540
Gregory F. Ehlinger	Senior Vice President and CFO	21,600	6,225
Joseph R. LaLeggia	President, Irwin Commercial Finance	14,200	0
Bradley J. Kime	President, Irwin Union Bank	6,600	1,906

     In addition to the awards to the Named Executive Officers described above, the Board approved a grant of an aggregate of 38,363 shares of performance-based restricted stock and options for an aggregate of 146,000 shares of common stock to other members of senior management.

     The form of agreement governing the performance-based restricted stock awards provides for a three-year vesting measurement period commencing on January 1st of the year in which the awards were made. The award shares will vest (and the restrictions with respect to such shares will lapse), if at all, based on the Corporation's average bonus payout level relative to target performance under the Irwin Financial Corporation Short-Term Incentive Plan (the "STIP") during the three years of the vesting measurement period, as certified by the Committee as soon as practicable following the period's expiration. The restrictions on any vested award shares do not lapse until this certification is made by the Committee. Shares that do not vest will automatically be deemed forfeited and returned to the Corporation.

     In the event of a plan participant's death, disability or approved retirement during the vesting measurement period, the restricted stock award agreement provides for a proportional vesting of the award shares. This proportional vesting is based on a formula that takes into account the participant's completed full years of service during the vesting measurement period prior to separation from service and the STIP bonus payout levels relative to target performance in such years. However, in no event can the percentage of shares that proportionally vest in this manner exceed the percentage that is obtained by dividing the number of the participant's completed calendar years of service during the vesting measurement period by three. Any award shares that do not vest upon death, disability or approved retirement as described above will be deemed forfeited and returned to the Corporation, except that the Committee in its discretion may waive the automatic forfeiture requirement and/or may add such new restrictions to such shares as it deems appropriate.

     The restricted stock award agreement also provides that any cash dividends or distributions made in respect of shares covered by the awards are subject to the same restrictions as the shares themselves, such that the dividends or distributions will accumulate during the period of restriction and will be paid or forfeited when the underlying shares vest or are forfeited in accordance with the terms of the award agreement or the Plan. Such dividends or distributions are not eligible for inclusion in, or treatment under, any dividend reinvestment plan maintained by the Corporation.

A form of the award agreement for performance-based restricted stock grants is attached as Exhibit 99.2.

ITEM 7.01. REGULATION FD DISCLOSURE.

     In response to a recommendation made by Mr. Miller to the Compensation Committee and the Executive Committee of the Board of Directors, both of which unanimously approved the recommendation, Mr. Miller will: (i) forego a change in base salary and annual bonus opportunity during 2007 and (ii) accept no long-term incentive compensation in 2007, which includes the performance-based restricted stock disclosed above under Item 5.02.

     Mr. Miller made this recommendation to the Committees in light of the earnings challenges facing the Corporation and his conviction that taking this step will allow for the granting of adequate market-based long-term incentives to other members of senior management while reducing expenses and shareholder dilution.

     The Executive Committee (which consists of all of the Corporation's independent directors) and Mr. Miller believe that Mr. Miller's interests are aligned with that of other shareholders due to his existing ownership and that steps such as Mr. Miller's foregoing a market-based compensation increase and long-term incentive award this year will, over-time, reward all shareholders, including Mr. Miller.

     For similar reasons, the Compensation Committee accepted executive management's recommendation to place a similar freeze on the 2007 base salary and annual bonus opportunity for the other members of the Corporation's Policy Council, Messrs. Ehlinger, Souza, and Washburn, although these three executives will receive market-based, performance-based long-term incentive grants in 2007, as described above in Item 5.02 with respect to Messrs. Ehlinger and Washburn.

ITEM 8.01. OTHER EVENTS.

     On May 10, 2007, the Corporation announced its 2007 second quarter dividends for the Corporation's common and preferred stock as described in the press release attached as Exhibit 99.3.

Forward Looking Statements

     Statements in this Form 8-K that are not historical facts and relate to the Corporation's future plans, events or performance are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve inherent risks and uncertainties that are difficult to predict and are not guarantees of future performance. Actual future results may differ materially from what is projected in such forward-looking statements due to a variety of factors, including, but not limited to, the risk factors described in the Corporation's filings with the Securities and Exchange Commission (SEC). We undertake no obligation to update publicly any of these statements in light of future events, except as required in subsequent reports we file with the SEC.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

     d.) Exhibits

Exhibit No.	Description
99.1	Irwin Financial Corporation Amended and Restated 2001 Stock Plan
99.2	Irwin Financial Corporation 2001 Stock Plan Restricted Stock Agreement (with Performance Criteria) and Notice
99.3	Press Release dated May 10, 2007

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRWIN FINANCIAL CORPORATION (Registrant)

Date: May 16, 2007	By: /s/ Gregory F. Ehlinger __________________________________________
GREGORY F. EHLINGER Senior Vice President and Chief Financial Officer

 EXHIBIT INDEX
Exhibit No.	Description
99.1	Irwin Financial Corporation Amended and Restated 2001 Stock Plan
99.2	Irwin Financial Corporation 2001 Stock Plan Restricted Stock Agreement (with Performance Criteria) and Notice
99.3	Press Release dated May 10, 2007